Registration No. 333-
As filed with the Securities and Exchange Commission on May 9, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Clover Health Investments, Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

98-1515192
(I.R.S. Employer Identification No.)

3401 Mallory Lane, Suite 210
Franklin, Tennessee 37067
(201) 432-2133
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Vivek Garipalli
Chief Executive Officer
Clover Health Investments, Corp.
3401 Mallory Lane, Suite 210
Franklin, Tennessee 37067
(201) 432-2133
(Name, address, including zip code, and telephone number, Including area code, of agent for service)

Copies to:

Andrew Barkan, Esq. Brian Hecht, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000	Joseph Martin, Esq. General Counsel Clover Health Investments, Corp. 3401 Mallory Lane, Suite 210 Franklin, Tennessee 37067 (201) 432-2133

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. Clover Health Investments, Corp. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 9, 2022 PRELIMINARY PROSPECTUS
$300,000,000
Clover Health Investments, Corp.
Debt Securities
Class A Common Stock
Preferred Stock
Warrants

Clover Health Investments, Corp. may, from time to time, sell securities in one or more offerings pursuant to this prospectus separately or together in any combination. The specific terms of any securities to be offered will be provided in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.
Our Class A common stock is listed on the NASDAQ Stock Market LLC (“NASDAQ”) under the symbol “CLOV.” Unless stated otherwise in a prospectus supplement, none of the other securities offered hereby will be listed on any securities exchange.
The securities may be sold to or through one or more agents, underwriters or dealers, or directly to purchasers, on a delayed or continuous basis.
Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents incorporated by reference herein and therein, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, if applicable.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated          , 2022.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus or of any prospectus supplement, free writing prospectus or document incorporated by reference.
We are not making an offer of these securities to any person or in any jurisdiction where the offer is not permitted.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell in one or more offerings, debt securities, Class A common stock, preferred stock, or warrants to purchase any of the foregoing or other securities, properties or assets.
Each time securities are sold, a prospectus supplement will be provided that will contain specific information about the terms of that offering, including the specific amounts, prices, and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document.
You should carefully read both this prospectus and any prospectus supplement together with additional information described below under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” We have filed or incorporated by reference exhibits to the registration statement of which this prospectus is a part. You should read the exhibits carefully for provisions that may be important to you.
Clover Health, the Clover Health logo, the Clover Assistant and our other registered or common law trademarks, tradenames and service marks appearing in this prospectus are our property. Solely for convenience, our trademarks, tradenames and service marks referred to in this prospectus appear without the ©, ™ and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. This prospectus contains or incorporates by reference additional trademarks, tradenames and service marks of other companies that are the property of their respective owners.
In both this prospectus and any accompanying prospectus supplement, unless we otherwise specify or the context otherwise requires, references to “Clover,” the “Company,” “we,” “us,” and “our” are to Clover Health Investments, Corp. and its subsidiaries.

CLOVER HEALTH INVESTMENTS, CORP.
At Clover Health, we are singularly focused on creating great, sustainable healthcare to improve every life. We have centered our strategy on building and deploying physician-enablement software that we believe can enable every physician to deliver data-driven value-based care, without the need to adopt complicated value-based payment schemes. We first launched this approach in our Medicare Advantage (“MA”) insurance business and have recently brought it to a new non-insurance line of business through fee-for-service Medicare.
The Clover Assistant, our proprietary software platform, is designed to enable healthcare providers to improve the care for all patients. Historically, value-based care has generally been restricted to sophisticated physician groups with the resources and infrastructure to support it. This has left behind physicians that care for many Medicare beneficiaries, especially among at-risk populations. With the Clover Assistant, we believe we can help all physicians, and thus all patients, enjoy the benefits of value-based care. This approach of empowering all physicians has allowed us to focus on driving Clover Assistant adoption as a means of rapidly growing our number of lives under management.
We were incorporated on October 18, 2019, as a special purpose acquisition company and a Cayman Islands exempted company under the name Social Capital Hedosophia Holdings Corp. III (“SCH”). On April 24, 2020, SCH completed its initial public offering. On January 7, 2021, SCH consummated a business combination with Clover Health Investments, Corp. and changed its name to Clover Health Investments, Corp. Our principal executive offices are located at 3401 Mallory Lane, Suite 210, Franklin, Tennessee 37067. Our telephone number is (201) 432-2133. Our website address is www.cloverhealth.com. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus.

RISK FACTORS
Investing in our securities involves risks. Before deciding to invest in our securities, you should carefully consider the risk factors described in Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2021 (which is incorporated by reference herein), any subsequent Quarterly Reports on Form 10-Q and subsequent Annual Reports on Form 10-K, incorporated by reference herein, and all other information contained or incorporated by reference into this prospectus, and the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

FORWARD-LOOKING STATEMENTS
This document, any prospectus supplement and the documents incorporated by reference herein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained, or incorporated by reference, in this document other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “can,” “expect,” “project,” “outlook,” “forecast,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” and the negative or plural of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in this prospectus, any prospectus supplement, the section titled “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2021 (which is incorporated by reference herein) and the risk factors described in our other filings with the SEC incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this document, any prospectus supplement and the documents incorporated by reference, may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements contained in this document, any prospectus supplement and the documents incorporated by reference, involve a number of judgments, risks and uncertainties, including, without limitation, risks related to:
•our expectations regarding results of operations, financial condition, and cash flows;
•our expectations regarding the development and expansion of our Insurance and Non-Insurance businesses;
•our ability to successfully enter new service markets and manage our operations;
•anticipated trends and challenges in our business and in the markets in which we operate;
•our ability to expand our beneficiary base and provider network;
•our ability to maintain and increase adoption and use of the Clover Assistant;
•the anticipated benefits associated with the use of the Clover Assistant platform, including our ability to utilize the platform to manage our medical care ratios;
•our ability to develop new features and functionality that meet market needs and achieve market acceptance;
•our ability to retain and hire necessary employees and staff our operations appropriately;
•the timing and amount of certain investments in growth;
•the effect of uncertainties related to the global COVID-19 pandemic on our business, results of operations and financial condition;
•the outcome of any known and unknown litigation and regulatory proceedings;
•any current, pending or future legislation, regulations or policies that could have a negative effect on our revenue and businesses, including rules, regulations and policies relating to healthcare and Medicare;

•our ability to maintain or improve our Star Ratings or otherwise continue to improve the financial performance of our business;
•our ability to maintain, protect and enhance our intellectual property; and
•general economic conditions, including the societal and economic impact of the COVID-19 pandemic and its variants, and geopolitical uncertainty and instability.
We caution you that the foregoing list of judgments, risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements may not be complete. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur or may be materially different from what we expect. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update any of these forward-looking statements after the date of this document or to conform these statements to actual results or revised expectations.
You should read this document, any prospectus supplement and the documents incorporated by reference herein with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. This document, any prospectus supplement or the documents incorporated by reference, contain estimates, projections and other information concerning our industry, our business and the markets for our products. We obtained the industry, market, and similar data set forth in this document from our own internal estimates and research and from industry research, publications, surveys and studies conducted by third parties, including governmental agencies, and such information is inherently subject to uncertainties. Actual events or circumstances may differ materially from events and circumstances that are assumed in this information. You are cautioned not to give undue weight to any such information, projections, or estimates.
As a result of a number of known and unknown risks and uncertainties, including without limitation, the important factors described in this prospectus, any prospectus supplement and in the “Risk Factors” section in our most recent Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC and available on its website at www.sec.gov, any subsequent Quarterly Reports on Form 10-Q and any subsequent Annual Reports on Form 10-K incorporated by reference herein, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus and any related prospectus supplement for general corporate purposes. We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including, but not limited to, marketable securities. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus and any related prospectus supplement may be set forth in the applicable prospectus supplement relating to a particular offering.

DESCRIPTION OF DEBT SECURITIES
We will set forth in the applicable prospectus supplement a description of the debt securities that may be offered under this prospectus.
The debt securities may be secured or unsecured. Except as otherwise provided in a supplemental indenture or prospectus supplement, the debt securities will be unsecured and will (i) rank equally in right of payment with any of our existing and future unsecured and unsubordinated indebtedness, (ii) rank senior in right of payment to any of our future subordinated indebtedness, (iii) be effectively subordinated to any of our future secured indebtedness, to the extent of the value of any assets securing such indebtedness; and (iv) be structurally subordinated to all of the liabilities of our subsidiaries.
All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities will be effected initially by the trustee or its agent acting as trustee, paying agent or registrar as set forth in the indenture at an office designated by the trustee as its corporate trust office.
Information in the Prospectus Supplement
The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:
•the title;
•any limit on the aggregate principal amount;
•the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;
•the maturity date or dates;
•the rate at which the debt securities will bear interest, if any, and the interest payment dates;
•the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;
•any provisions for the payment of additional amounts for taxes;
•the denominations in which the currency or currency unit of the debt securities will be issuable if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;
•the terms and conditions on which we may optionally redeem the debt securities;
•the terms and conditions on which we may be required to redeem the debt securities;
•any obligation for us to redeem, purchase or repay the debt securities at the option of a holder upon the happening of an event, and the terms and conditions of redemption, purchase or repayment;
•the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;
•any changes in or additions to the covenants applicable to the particular debt securities being issued;
•any additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal and interest, if any, with respect to such securities to be due and payable;
•the terms and conditions, if any, pursuant to which the debt securities are secured;

•any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;
•any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series; and
•any other specific terms of the debt securities.
We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form.

DESCRIPTION OF EQUITY SECURITIES
General
The following summary of the material terms of our equity securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the amended and restated certificate of incorporation (for purposes of this section, the “charter”) and the amended and restated bylaws (for purposes of this section, the “bylaws”), each of which is either filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and applicable Delaware law. We urge to you read the charter and bylaws in their entirety for a complete description of the rights and preferences of our equity securities.
The total amount of our authorized capital stock consists of:
•2,500,000,000 shares of our Class A common stock, par value $0.0001 per share;
•500,000,000 shares of our Class B common stock, par value $0.0001 per share; and
•25,000,000 shares of our preferred stock, par value $0.0001 per share.
As of May 2, 2022, there were 378,916,307 shares of Class A common stock and 94,446,449 shares of Class B common stock outstanding. At that date, there were no shares of preferred stock issued or outstanding.
Capital Stock
We have two classes of authorized common stock, Class A common stock and Class B common stock. Unless our board of directors determines otherwise, all of our capital stock will be issued in uncertificated form.
Voting Rights
Holders of our Class A common stock are entitled to one vote per share, and holders of our Class B common stock are entitled to ten votes per share, on each matter submitted to a vote of stockholders, as provided by the charter. The holders of Class A common stock and Class B common stock will generally vote together as a single class on all matters (including the election of directors) submitted to a vote of our stockholders, unless otherwise required by Delaware law or the charter. Delaware law could require either holders of Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:
•if we were to seek to amend the charter to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and
•if we were to seek to amend the charter in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected such holders adversely, then that class would be required to vote separately to approve the proposed amendment.
The charter and bylaws provide for a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of Clover’s stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. The bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, the bylaws or the charter, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights.
Dividend Rights
Each holder of shares of our common stock is entitled to the payment of dividends and other distributions as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.

Other Rights
Each holder of our Class A common stock and Class B common stock is subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future. Our Class A common stock and Class B common stock are not entitled to preemptive rights and are not subject to conversion (except as noted below), redemption, or sinking fund provisions.
Liquidation Rights
If we are involved in a voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, or a similar event, each holder of our Class A common stock and Class B common stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding.
Conversion
Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers, described in the paragraph that immediately follows this paragraph and further described in the charter. Once converted into Class A common stock, the Class B common stock will not be reissued. In addition, all the outstanding shares of Class B common stock will convert automatically into one share of Class A common stock upon the earliest of (i) January 7, 2031, (ii) the separation date of the last to separate of Vivek Garipalli and Andrew Toy (the “Founders”), (iii) the date that is one (1) year after the death or permanent disability of the last to die or become disabled of the Founders and (iv) the date specified by the affirmative vote of the holders of our Class B common stock representing not less than two-thirds (2/3) of the voting power of the outstanding shares of our Class B common stock, voting separately as a single class.
A transfer of Class B common stock will not trigger an automatic conversion of such stock to Class A common stock if it is a permitted transfer. A permitted transfer is a transfer by a holder of Class B common stock to any of the persons or entities listed in clauses (i) through (ix) below, each referred to herein as a Permitted Transferee, and from any such Permitted Transferee back to such holder of Class B common stock and/or any other Permitted Transferee established by or for such holder of Class B common stock:
(i)to a trust for the benefit of the holder of Class B common stock and for the benefit of no other person;
(ii)to a trust for the benefit of the holder of Class B common stock and persons other than the holder of Class B common stock so long as the holder of Class B common stock retains sole dispositive power and voting control;
(iii)to a trust under the terms of which such holder of Class B common stock has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code and/or a reversionary interest so long as the holder of Class B common stock retains sole dispositive power and exclusive voting control with respect to the shares of Class B common stock held by such trust;
(iv)to an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus, or other type of plan or trust of which such holder of Class B common stock is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code, so long as such holder of Class B common stock retains sole dispositive power and exclusive voting control with respect to the shares of Class B common stock held in such account, plan, or trust;
(v)to a corporation, partnership, or limited liability company in which such holder of Class B common stock directly, or indirectly, retains sole dispositive power and exclusive voting control with respect to the shares of Class B common stock held by such corporation, partnership, or limited liability company;

(vi)solely with respect to a holder of Class B common stock that is a venture capital, private equity or similar private investment fund, to any general partner, managing member, officer or director of such holder of Class B common stock or an affiliated investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management or advisory company with, such holder of Class B common stock;
(vii) to any other corporation, partnership, limited liability company or trust approved by our board of directors;
(viii) to a trust or private non-operating organization that is tax-exempt under Section 501(c)(3) of the Internal Revenue Code so long as such holder of Class B common stock has dispositive power and voting control with respect to the shares of Class B common stock held by such trust or organization and the transfer to such trust does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust or organization) to such holder of Class B common stock; and
(ix) to any immediate family member of such holder of Class B common stock for estate planning purposes.
Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws
The charter and bylaws contain provisions that may delay, defer or discourage another party from acquiring control of the Company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage mergers that some of our stockholders may favor.
Dual Class Common Stock
The charter provides for a dual class common stock structure pursuant to which holders of our Class B common stock will have the ability to control the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the shares of our outstanding Class A common stock and Class B common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of us or our assets. Current investors, executives, and employees will have the ability to exercise significant influence over those matters.
Special Meetings of Stockholders
The charter provides that a special meeting of stockholders may be called by (a) the chairperson of our board of directors, (b) our Chief Executive Officer, (c) our lead independent director or (d) our board of directors pursuant to a resolution adopted by a majority of the board.
Action by Written Consent
The charter provides that any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of the stockholders, and may not be taken by written consent in lieu of a meeting.
Staggered Board
Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of the Company, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Removal of Directors
Our board of directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of not less than two-thirds of the voting power of all of our then outstanding shares of voting stock entitled to vote at an election of directors.

Stockholders Not Entitled to Cumulative Voting
The charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of our outstanding shares of Class A common stock and Class B common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.
Delaware Anti-takeover Statute
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset, or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors.
Issuance of undesignated preferred stock
Our board of directors have the authority, without further action by the stockholders, to issue up to 25,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.
Choice of Forum
Our charter provides that the Court of Chancery of the State of Delaware will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees, or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware or our charter or bylaws; (4) any action to interpret, apply, enforce, or determine the validity of our charter or bylaws; or (5) any action asserting a claim governed by the internal affairs doctrine. The provisions would not apply to suits brought to enforce a duty or liability created by the Securities Act, or the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our charter provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s telephone number and address are (212) 509-4000 and 1 State Street, 30th Floor, New York, NY 10004, respectively.
Listing
Our Class A common stock is listed on NASDAQ under the symbol “CLOV.” Our Class B common stock is not listed on any stock market or exchange.

Preferred Stock
Our board of directors has authority to issue shares of our preferred stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the Delaware General Corporation Law. The issuance of our preferred stock could have the effect of decreasing the trading price of our Class A common stock, restricting dividends on our capital stock, diluting the voting power of our common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of the Company.
The particular terms of any series of preferred stock offered by us will be described in the prospectus supplement relating to that series of preferred stock. Those terms relating to the series of preferred stock offered may include:
•the number of shares of the preferred stock being offered;
•the title and liquidation preference per share of the preferred stock;
•voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
•conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as our board of directors shall determine;
•the purchase price of the preferred stock;
•the dividend rate or method for determining the dividend rate; and
•the dates on which dividends will be paid;
•whether dividends on the preferred stock will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate;
•any redemption or sinking fund provisions applicable to the preferred stock;
•any securities exchange on which the preferred stock may be listed; and
•any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to the preferred stock.

DESCRIPTION OF WARRANTS
General
We may offer warrants, including warrants to purchase debt securities, Class A common stock, preferred stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), as well as other types of warrants. We may offer warrants independently or together with other securities offered under this prospectus, and they may be attached to or separate from those securities. We will issue the warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants we offer.
The following is a summary of certain general terms and provisions of the warrants, but they are not complete and are subject to, and are qualified in their entirety by reference to, the warrant agreement and the warrant certificate relating to the warrants. Forms of these documents will be filed as exhibits to the registration statement of which this prospectus is a part, either by an amendment to the registration statement or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain copies of these documents. You should read the summary below, the applicable prospectus supplement and the provisions of the warrant agreement and the warrant certificate before investing in our warrants.
Debt Warrants
We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:
•the title of the debt warrants;
•the debt securities for which the debt warrants are exercisable;
•the aggregate number of the debt warrants;
•the price or prices at which we will issue the debt warrants, the principal amount of debt securities that holders may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise;
•currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised;
•the procedures and conditions relating to the exercise of the debt warrants;
•the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;
•the date, if any, from which holders may separately transfer the debt warrants and the related securities;
•the date on which the right to exercise the debt warrants commences, and the date on which the right expires;
•the maximum or minimum number of the debt warrants which holders may exercise at any time;
•if applicable, a discussion of material U.S. federal income tax considerations;
•any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants; and
•the terms of the securities that may be purchased upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, holders will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.
Other Warrants
We may issue other warrants for Class A common stock, preferred stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), as well as other types of warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:
•the title of the warrants;
•the securities, which may include Class A common stock, preferred stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which holders may exercise the warrants;
•the aggregate number of the warrants;
•the price or prices at which we will issue the warrants, the number of securities or amount of other property or assets that holders may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased;
•currency, currencies, or currency units, if other than in U.S. dollars, in which such warrants are to be issued or for which the warrants may be exercised;
•the procedures and conditions relating to the exercise of the warrants;
•the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;
•the date, if any, from which holders may separately transfer the warrants and the related securities;
•the date on which the right to exercise the warrants commences, and the date on which the right expires;
•the maximum or minimum number of warrants which holders may exercise at any time;
•if applicable, a discussion of material U.S. federal income tax considerations; and
•any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. Holders may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of the warrants, holders will not have any of the rights of holders of the Class A common stock, preferred stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of Class A common stock, preferred stock or other securities purchasable upon the exercise.

Exercise of Warrants
We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities, or amount of other securities, property or assets that holders may purchase for cash upon exercise of a warrant, and the exercise price. Holders may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.
We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If a holder exercises less than all of the warrants represented by the warrant certificate, we will issue the holder a new warrant certificate for the remaining warrants.

PLAN OF DISTRIBUTION
We may sell securities, separately or in combination, in one or more of the following ways:
•in the over-the-counter market or on any national securities exchange on which our securities are listed or traded, if any;
•to or through underwriting syndicates represented by managing underwriters;
•through one or more underwriters without a syndicate for them to offer and sell to the public;
•through brokers, dealers or agents;
•directly to investors, including through a specific bidding, auction or other process;
•in privately negotiated transactions;
•via block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and sell a portion of the block as principal to facilitate the transaction; or
•in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.
The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to prevailing market prices; or
•at negotiated prices.
We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis and such securities may be resold by them, either at a fixed public offering price established at the time of offering or from time to time in one or more negotiated transactions or otherwise, at prices related to prevailing market prices determined at the time of sale. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.
We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the applicable prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.
From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

Any underwriter or agent involved in the offer and sale of any securities will be named in the applicable prospectus supplement.
Underwriters, agents, and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, we make no representation that any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Certain of the underwriters, dealers, or agents and their affiliates may engage in transactions with and perform services for us and/or any of our affiliates in the ordinary course of their businesses.

LEGAL MATTERS
Certain legal matters with respect to the securities will be passed upon for the Company by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.
EXPERTS
The consolidated financial statements of Clover Health Investments, Corp. and subsidiaries included in Clover Health Investments, Corp. and subsidiaries’ Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of Clover Health Investments, Corp. and subsidiaries’ internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this document the information which Clover filed with the SEC. This means that we can disclose important information by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. The information incorporated by reference is an important part of this prospectus and information that Clover files later with the SEC will automatically update and supersede this information. The following documents filed by the Company (File No. 001-39252) with the SEC pursuant to the Exchange Act are incorporated herein by reference other than any portions of the respective filings that were furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offerings under this prospectus:
•the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021;
•the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022;
•the Company’s Current Report on Form 8-K filed with the SEC on January 19, 2022; and
•the description of Equity Securities contained in Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as supplemented by the “Description of Equity Securities” included in this prospectus and including all amendments and reports filed for the purpose of updating such description.
All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of filing of the registration statement of which this prospectus is a part and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, but excluding any information furnished to, rather than filed with, the SEC (including exhibits related thereto), shall be incorporated by reference herein and shall be deemed to be a part of this prospectus from the dates of filing of such reports and documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus is a part to the extent that a statement contained in any subsequent prospectus or prospectus supplement hereunder or in any document subsequently filed with the SEC which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.
WHERE YOU CAN FIND MORE INFORMATION
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the oral or written request of such person, a copy of any or all of the documents which are incorporated by reference in this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:
Clover Health Investments, Corp.
Attn: Corporate Secretary
3401 Mallory Lane, Suite 210
Franklin, Tennessee 37067
Telephone: (401) 432-2133
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov.
You may also get a copy of these reports from our website at https://investors.cloverhealth.com/. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus.

PART II
Information Not Required in Prospectus
Item 14.     Other Expenses of Issuance and Distribution
The following is a statement of the expenses (all of which are estimated) to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement:

Amount to be paid
SEC registration fee	$27,810
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees	*
Trustee’s and transfer agent’s fees and expenses	*
Rating agency fees	*
Miscellaneous	*
Total	*
________________
*These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.     Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).
As permitted by the Delaware General Corporation Law, the Company’s amended and restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, to the fullest extent permitted by law.
As permitted by the Delaware General Corporation Law, the Company’s amended and restated bylaws provide that:
•the Company is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;
•the Company may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;
•the Company is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and
•the rights conferred in the bylaws are not exclusive.
The Company has entered, and intends to continue to enter into separate indemnification agreements with its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the protections and indemnification set forth in the Company’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, executive officer or employee of the Company for which indemnification is sought. The indemnification provisions in the Company’s amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into or to be entered into between the Company and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Company’s directors and executive officers for liabilities arising under the Securities Act.
The Company has directors’ and officers’ liability insurance for securities matters.
The form of Underwriting Agreement(s) of the Company is expected to provide for indemnification of the Company and its directors, officers and certain other persons under certain circumstances described therein by each underwriter participating in an offering of securities.
Item 16.     Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement (Debt Securities).*
1.2	Form of Underwriting Agreement (Equity Securities).*
1.3	Form of Underwriting Agreement (Warrants).*
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-39252) filed on January 12, 2021).
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 001-39252) filed on January 12, 2021).
4.3	Form of Indenture, to be entered into between the Company and Wilmington Trust, National Association, as Trustee.
4.4	Form of Debt Securities (included in Exhibit 4.3).
4.5	Specimen Class A Common Stock certificate (incorporated by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-4/A (Registration No. 333-249558) filed on November 20, 2020).
4.6	Specimen Class B Common Stock certificate (incorporated by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-4/A (File No. 333-249558) filed on November 20, 2020).
4.7	Specimen Preferred Stock Certificate.*
4.8	Form of Warrant Agreement (including form of warrant certificate).*
5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this registration statement).
25.1	Statement of Eligibility of Wilmington Trust, National Association, as Trustee, on Form T-1.
107	Filing Fee Table.
__________________
*To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference.

Item 17.     Undertakings
The undersigned Registrant hereby undertakes:
(a) (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned

Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Clover Health Investments, Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on the 9th day of May, 2022.

CLOVER HEALTH INVESTMENTS, CORP.

By:	/s/ Vivek Garipalli
Name: Vivek Garipalli
Title: Chief Executive Officer and Chairman
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Vivek Garipalli, Joseph R. Martin and Christopher F. Nenno as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vivek Garipalli
Vivek Garipalli	Chief Executive Officer and Chairman (Principal Executive Officer)	May 9, 2022

/s/ Andrew Toy
Andrew Toy	President, Chief Technology Officer and Director	May 9, 2022

/s/ Mark C. Herbers
Mark C. Herbers	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2022

/s/ Chelsea Clinton
Chelsea Clinton	Director	May 9, 2022

/s/ Demetrios L. Kouzoukas
Demetrios L. Kouzoukas	Director	May 9, 2022

/s/ William G. Robinson, Jr.
William G. Robinson, Jr.	Director	May 9, 2022

/s/ Lee Shapiro
Lee Shapiro	Director	May 9, 2022

/s/ Nathaniel S. Turner
Nathaniel S. Turner	Director	May 9, 2022